UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2013

THE WASHINGTON POST COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On August 5, 2013, The Washington Post Company (the “Company”), entered into a binding letter agreement (the “Letter Agreement”) with Nash Holdings LLC, a Delaware limited liability company (the “Purchaser”), and Explore Holdings LLC, a Washington limited liability company, as guarantor (the “Guarantor”), pursuant to which the Purchaser will acquire all the issued and outstanding equity securities of each of WP Company LLC, Express Publications Company, LLC, El Tiempo Latino, LLC, Robinson Terminal Warehouse, LLC, Greater Washington Publishing, LLC and Post-Newsweek Media, LLC (the “Publishing Subsidiaries”). The Publishing Subsidiaries together conduct most of the Company’s publishing businesses, including publishing The Washington Post, Express, The Gazette Newspapers, Southern Maryland Newspapers, Fairfax County Times and El Tiempo Latino and related websites, and operating Washington Post Live and Washington Post News Media Services and the Company’s commercial printing and distribution business and paper handling and storage business (collectively, the “Publishing Business”).  The Purchaser will also acquire all other assets of the Company primarily related to the Publishing Business, including all of the Company’s rights in the name “The Washington Post”. The Company will change its corporate name within 60 days following the closing. The Purchaser will not acquire the Company’s interests in Classified Ventures, LLC, The Slate Group LLC, The FP Group, WaPo Labs and certain excluded real estate.  Liabilities and assets under the Retirement Plan for The Washington Post Companies relating to the active employees of the Publishing Business will be transferred to the Purchaser.

The Purchaser will pay an aggregate purchase price of $250 million in cash, subject to customary adjustments for working capital, target cash of $8.5 million and any outstanding debt of the Publishing Business. The Guarantor has agreed to guarantee the purchase price payment obligations of the Purchaser.

Within 60 days of the date of the Letter Agreement, the Company and the Purchaser will prepare and execute a definitive Securities Purchase Agreement (the “Purchase Agreement”) providing for the transactions contemplated by the Letter Agreement on terms consistent with the Letter Agreement and containing other customary terms. If the parties cannot agree on the terms of the Purchase Agreement, an arbitrator selected by the parties will decide any disputed terms.

The closing of the transactions is subject to customary closing conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Each of the Company, the Purchaser and the Guarantor will make customary representations and warranties in the Purchase Agreement, and the Company and the Purchaser will agree to certain customary covenants. The Letter Agreement is subject to termination by either the Company or the Purchaser under certain circumstances, including the failure to satisfy the closing conditions by May 5, 2014.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01          Other Events

On August 5, 2013, the Company issued a press release announcing the execution of the Letter Agreement.  A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

Exhibit 2.1         Letter Agreement, dated as of August 5, 2013, by and between The Washington Post Company, Nash Holdings LLC and Explore Holdings LLC, as guarantor.*

Exhibit 99.1       Press Release issued by The Washington Post Company on August 5, 2013

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company

Date: August 5, 2013	By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President - Finance

Exhibit Index

Exhibit 2.1         Letter Agreement, dated as of August 5, 2013, by and between The Washington Post Company, Nash Holdings LLC and Explore Holdings LLC, as guarantor.*

Exhibit 99.1       Press Release issued by The Washington Post Company on August 5, 2013

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.